EXHIBIT 23.8

CONSENT OF QUALIFIED PERSON

In connection with U.S. Gold Corp.’s Annual Report on Form 10-K for the fiscal year ended April 30, 2026 (the “Form 10-K”), the undersigned consents to:

●	the incorporation by reference and use of the technical report summary titled “Technical Report Summary Feasibility Study for the CK Gold Project, Wyoming, USA” (the “Technical Report Summary”), effective March 30, 2026, as an exhibit to and referenced in the Form 10-K or any amendment thereto;

●	the use of and references to the undersigned’s name, including the undersigned’s status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form 10-K or any amendment thereto and any such Technical Report Summary; and

●	the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of and/or that was reviewed and approved by the undersigned, that is included or incorporated by reference in the Form 10-K or any amendment thereto.

The undersigned is a qualified person responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary:

●	Section 1: Executive Summary
●	Section 2: Introduction
●	Section 12: Mineral Reserve Estimates
●	Section 13: Mining Methods
●	Section 18.1: Capital Cost Estimate (Mining)
●	Section 18.2.1: Operating Cost Estimate
●	Section 22.2: Risk and Opportunities
●	Section 23.2.4: Recommendations: Design and Engineering

The undersigned also consents to such use of the undersigned’s name in and the incorporation by reference of such information contained or incorporated by reference in the Annual Report and exhibits thereto into the Company’s Registration Statements on Form S-1 (Nos. 333-293194; 333-286946; 333-282527; and 333-253168) and Form S-8 (No. 333-291502) if applicable, as amended.

Date: July 29, 2026

/s/ Mohsin Hashmi
Mohsin Hashmi, P.Eng., PMP